UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 16, 2017

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by VirnetX Holding Corporation (the “Company”) on June 6, 2017, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), a Revenue Sharing Agreement and a Gabriel License Agreement with Public Intelligence Technology Associates, kk (Japanese Corporation) (“Investor”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to Investor 5,494,505 shares of Common Stock (the “Shares”) in a private placement pursuant to an exemption from registration provided by 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for a total purchase price of approximately $20,000,000, or $3.64 per share (the “Share Purchase”).

Stock Purchase Agreement

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on June 28, 2017, on June 27, 2017, Company and Investor mutually agreed that the date for the closing of the Share Purchase shall be extended to July 17, 2017.

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on July 14, 2017, Investor informed the Company that the closing of the Shares Purchase will not occur on July 17, 2017 due to Investor’s financing sources having not yet completed their diligence of Investor. Additionally, the Company disclosed that it could not provide assurance that Investor will be able to obtain financing and consummate the closing of the Share Purchase. The closing of the Share Purchase has not occurred.

After ongoing discussions with Investor, and in light of the increase in the Company’s trading price, the Company and Investor determined not to proceed with the Share Purchase. The Company and Investor agreed to terminate the Purchase Agreement and retain the revenue share and marketing and promotion arrangements under the Revenue Sharing Agreement and Gabriel License Agreement, respectively, with the amendments to each such agreement as described below.

On October 18, 2017, the Company and Investor signed a termination letter mutually agreeing that the Purchase Agreement would be terminated effective as of October 18, 2017.

Revenue Sharing Agreement

In connection with the termination of the Purchase Agreement, the Company and Investor have amended and restated the Revenue Sharing Agreement to govern all revenue sharing arrangements between the parties, and to have it survive the termination of the Purchase Agreement (the “Amended Revenue Sharing Agreement”). Under the Amended Revenue Sharing Agreement (i) Investor shall make quarterly payments to the Company equal to a percentage set forth in the Amended Revenue Sharing Agreement of the worldwide revenues of Investor and its affiliates, including without limitation the amounts received from the licensing or sale of any products, services or intellectual property rights or received in rent, returns and other distributions from real estate and real estate investment trusts; and (ii) the Company shall make quarterly payments to Investors of a percentage of the revenues set forth in the Amended Revenue Sharing Agreement recognized from cash or cash equivalents received by Network Research Corporation Japan Ltd., the Company’s Japanese subsidiary, from a Japanese company that is incorporated or otherwise created under the laws of Japan and is headquartered in Japan (a “Japanese Company”) that is directly attributable to (a) patent license fees or royalties for licenses granted under the Company’s Japanese patents with respect to the products and services of a Japanese Company sold in Japan, (b) licensing of the Gabriel Collaboration Suite to a Japanese Company for end use in Japan, or (c) provision of other commercial services by the Company to a Japanese Company in Japan, such as the Company’s Secure Domain Name services.

Gabriel License Agreement

In connection with the termination of the Purchase Agreement, the Company and Investor have amended and restated the Gabriel License Agreement to have it survive the termination of the Purchase Agreement (the “Amended Gabriel Agreement).” The Amended Gabriel Agreement provides for the marketing and promotion of the Company’s products and services by Investor in Japan. Investor’s sole compensation for the services provided under the Amended Gabriel License Agreement are the payments made to Investor under the Amended Revenue Sharing Agreement.

The foregoing summaries of the Amended Revenue Sharing Agreement and Amended Gabriel License Agreement do not purport to be complete. The Company will file the Amended Revenue Sharing Agreement and Amended Gabriel License Agreement with the SEC as exhibits to the Company’s next Quarterly Report on Form 10-Q.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 1.01 above related to the Purchase Agreement is hereby incorporated by reference.

ITEM 2.02.	RESULTS OF OPERATION AND FINANCIAL CONDITION.

Preliminary Third Quarter Financial Information

On October 19, 2017 the Company announced that it expects its revenues for the quarter ended September 30, 2017 to be between $1.0 million and $1.2 million, net loss for such period to be between $(11.0) million and $(12.0) million, and basic and diluted loss per share to be between $(0.18) and $(0.20). The Company expects its cash, cash equivalents and investments held for sale as of September 30, 2017 to be approximately $4.3 million.

The foregoing estimated amounts for the quarter ended September 30, 2017 are preliminary and unaudited, and the Company’s outside auditors and audit committee have not completed their review of the underlying financial statements. The estimates are subject to completion and finalization of quarter-end financial and accounting procedures, and reflect management’s estimates based solely upon information available to management as of the date of this Current Report on Form 8-K

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing

ITEM 8.01.	OTHER EVENTS.

On October 16, 2017, the Company issued a press release entitled “VirnetX Receives Final Judgment Affirming Jury’s Verdict of $1.20 per iPhone Royalty,” which announced that the United States Court for the Eastern District of Texas, Tyler Division entered a final judgment in the case VirnetX, Inc. et al. v. Apple Inc., No.  6:10-cv-00417-RWS (Apple I), awarding the Company a total of $439.8 million including jury verdict, willful infringement, interest, costs and attorney fees, following the previously disclosed jury trial and verdict in the amount of $302.4 million. The Final Judgement is only subject to appeal stemming from new issues unresolved in the Apple I case, remanded back from the United States Court of Appeals for the Federal Circuit. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Note About Forward Looking Statements

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives, and expected operating results, and all statements related to the Company’s preliminary results for the quarter ended September 30, 2017, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” (Part II, Item 1A of the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 9, 2017). Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release, dated October 16, 2017, entitled “VirnetX Receives Final Judgment Affirming Jury’s Verdict of $1.20 per iPhone Royalty.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer
Dated: October 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 16, 2017, entitled “VirnetX Receives Final Judgment Affirming Jury’s Verdict of $1.20 per iPhone Royalty.”